                                                                                                            EXHIBIT 12

                               MERRILL LYNCH PREFERRED CAPITAL TRUST I
                               MERRILL LYNCH PREFERRED FUNDING I, L.P.
                                COMPUTATION OF RATIOS OF EARNINGS TO
                    COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS

                                               FOR THE THREE MONTHS ENDED              FOR THE THREE MONTHS ENDED
                                                      MARCH 26, 1999                         MARCH 27, 1998
                                           ------------------------------------    -----------------------------------
                                            MERRILL LYNCH       MERRILL LYNCH       MERRILL LYNCH      MERRILL LYNCH
                                              PREFERRED           PREFERRED           PREFERRED          PREFERRED
                                           CAPITAL TRUST I      FUNDING I, L.P.    CAPITAL TRUST I     FUNDING I, L.P.
                                           ---------------      ---------------    ---------------     ---------------
EARNINGS                                      $5,492,913          $6,433,653          $5,492,913          $6,441,990
                                              ==========          ==========          ==========          ==========

FIXED CHARGES                                 $       --          $       --          $       --          $       --

PREFERRED SECURITIES DISTRIBUTION
  REQUIREMENTS                                 5,328,125           5,492,913           5,328,125           5,492,913
                                              ----------          ----------          ----------          ----------

TOTAL COMBINED FIXED CHARGES AND
  PREFERRED SECURITIES DISTRIBUTIONS          $5,328,125          $5,492,913          $5,328,125          $5,492,913
                                              ==========          ==========          ==========          ==========

RATIO OF EARNINGS TO COMBINED
  FIXED CHARGES AND PREFERRED
  SECURITIES DISTRIBUTIONS                          1.03                1.17                1.03                1.17
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